Exhibit 99.1.1

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF OFFICE DEPOT, INC.

This charter (“Charter”) is adopted as and for the Charter of the Compensation Committee of the Board of Directors of Office Depot, Inc., a Delaware corporation, by action of the Board of Directors, dated February 17, 2005.

Statement of Purpose and Responsibilities: The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Office Depot, Inc. (the “Company”) has been created by the Board for the following purposes:

•	Review and recommend to the Board the establishing and modification of the overall compensation policies for the Company.

•	Review and approve, in cooperation with the Governance Committee of the Board, the corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (CEO), evaluate the CEO’s performance in light of those goals and objectives, and, either as a committee or together with other independent directors (as directed by the Board), including the Governance Committee, determine and approve the CEO’s compensation level based on this evaluation.

•	Review and approve the performance of the Company’s senior executive officers in addition to the CEO, inclusive of Presidents of Operating Divisions and the Executive Vice Presidents of the Company.

•	Make recommendations to the board with respect to incentive-compensation plans and equity-based plans that are subject to Board approval.

•	Serve as the Committee, consisting entirely of outside directors, required under Section 162(m) of the Internal Revenue Code, for the purpose of administering compensation to all senior Executives of the Company, including the CEO, whose total compensation may exceed $1 million in any one year of the Company.

•	Serve as the Committee, consisting entirely of non-employee directors, required under Section 16(b) of the Securities Exchange Act of 1934, for the purpose of administering the Company’s equity compensation plans, and granting awards under any and all such plans.

•	Serve as the Committee having authority with respect to all equity-based and incentive compensation plans of the Company, to discharge the responsibilities of the Committee as specified by any such plans, with the authority to delegate all or part of such responsibilities to one or more subcommittees, including management members, to the maximum extent permitted by applicable laws and the rules of the New York Stock Exchange (NYSE).

•	Appoint and oversee the activities of the individuals or committees responsible for administering the Company’s employee benefit plans (other than the Company’s equity-based and incentive-compensation plans), including but not limited to appointing the individuals or committees serving as the “plan administrator” of each such plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, and to discharge any responsibilities imposed on the Committee by any of these plans.

•	Comply with requirements of NYSE requiring that the Company have a compensation committee, consisting entirely of independent directors.

•	Write a compensation committee report on executive compensation as required by the United States Securities and Exchange Commission (SEC) to be included in the company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

Additional Powers, Duties and Responsibilities:

The Committee shall discharge the following duties and responsibilities, as and when required, in furtherance of the purposes for which it has been created, as set forth in the Preamble to this Charter, and shall have the authority and delegated powers, all as set forth below:

a.	Take all actions necessary to discharge the purposes for which the Committee has been created, as set forth in the preceding section of this Charter. Perform such other tasks as are consistent with the purposes of the Committee, or as are delegated to the Committee by the full Board from time to time.

b.	Evaluate and recommend to the full Board from time to time, the overall compensation philosophy of the Company and compensation for the executive management of the Company (other than the CEO, whose compensation is set by the Committee), for approval by the full Board.

c.	At least once per year, evaluate the Company’s performance in the area of diversity in the Company’s workforce.

d.	Ensure that the Company is aware of the provisions of Section 162(m) of the Internal Revenue Code with regard to limitations on the deductibility of compensation paid to the Company’s CEO and its other four most highly compensated executives, but the Committee shall have the authority to recommend to the Board executive-level compensation that exceeds the amounts permitted to be deducted pursuant to Section 162(m) if the Committee determines that doing so is in the long-term best interests of the Company and its shareholders.

e.	Engage and establish the terms of engagement of any compensation consultant desired to be engaged on behalf of the Company to study and make recommendations regarding executive-level compensation matters. This Committee shall have the sole authority to retain and terminate such compensation consultants, including the sole authority to approve fees and retention terms, and such authority may not be delegated to the management of the Company. Only the Committee shall have the power to engage compensation consultants with regard to executive-level compensation.

f.	Evaluate the incentive-compensation plans of the Company and make recommendations to the full Board regarding modifications to existing incentive-compensation plans, establishing of any new plans and/or termination of existing incentive-compensation plans.

g.	Evaluate the bonus plans, long-term incentive plans, and other compensation plans of the Company and establish the annual bonus targets for bonuses to be paid to executive officers of the Company, including the CEO, as well as the bonus plans for other bonus-eligible employees.

h.	Cooperate with the Governance Committee of the Board to ensure that all members of the Committee are “non-employee directors” as defined by rules of the SEC, “outside directors” within the meaning of section 162(m) of the Internal Revenue Code and “independent directors” as required by rules of NYSE.

i.	Jointly with the Governance Committee of the Board, establish a succession planning process for the Company’s executive officers, including the CEO, and report on such process to the full Board.

j.	Conduct an annual self-evaluation of the Committee and each of its members individually; its performance of its duties under this Charter; and the effectiveness of the overall compensation philosophy of the Company. It is intended that the Committee shall evaluate its performance as a whole, and that individual members shall evaluate their own performance, using a questionnaire or similar device as approved by the Committee from time to time.

k.	Stay abreast of developments in the area of corporate compensation generally to ensure that the Company remains current in its compensation policies.

l.	Review at least annually the compensation provided to non-employee Directors of the Company and recommend to the full Board any adjustment in the compensation paid to such Directors, but all decisions on Director compensation are reserved to the decision of the entire Board.

m.	Make all grants of stock options and restricted stock awards under the Company’s equity incentive plans in effect from time to time, and serve as the sole authority of the Company to make awards under Section 16(b).

n.	Serve as the interpreter of the provisions of all equity-based and incentive compensation plans. This duty may be delegated to a subcommittee, including or consisting of management, with respect to non equity-based compensation and welfare plans. The Committee shall serve as the final arbiter of any disputes or disagreements as to interpretation of the Company’s equity-based and non equity-based compensation plans and welfare plans.

o.	The Committee has the authority to engage independent attorneys, accountants or other independent advisers to the Committee from time to time, at the expense of the Company.

p.	The Committee shall have the power to remove any member who fails to attend at least 75% of the meetings of the Committee, or who otherwise fails to serve as a productive and fully participating member of the Committee.

q.	The Committee shall establish an annual calendar of activities, including scheduling of regular meetings of the Committee, and evaluate and update such calendar from time to time.

Qualifications for Membership; Procedures

Only duly elected Directors of the Company who are fully qualified as “outside” directors under Section 162(m) of the Internal Revenue Code, “non-employee” directors under Section 16(b) of the Securities Exchange Act and “independent” under the rules of NYSE are eligible to serve on the Committee.

The Committee shall be comprised of three (3) or more directors, appointed by the Board in accordance with the By-laws of the Company and based upon the recommendation of the Governance Committee. The Committee will serve at the pleasure of the Board for such term or terms as the Board may determine or until their earlier resignations, death or removal. The Board shall designate the Chairperson of the Committee based on the recommendation of the Governance Committee. Except as expressly provided in this Charter or the By-laws of the Company, the Committee shall fix its own rules of procedure.”

The Compensation Committee shall report to the Board at the next meeting of the Board following each Compensation Committee meeting, as to actions taken and recommendations made to the full Board.